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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby  consent to the incorporation by reference in this Registration Statement on Form S-l of our report dated November 2, 2007, relating to the consolidated financial statements of Raptor Pharmaceuticals Corp., which appear in Raptor Pharmaceuticals Corp’s Annual Report on Form 10-KSB for the year ended August 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Burr, Pilger & Mayer, LLP

San Francisco, California
July 18, 2008

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